CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made to be effective on and as of September 1, 2017 (the "Effective Date") by and between HCi Viocare, a company incorporated under the laws of the State of Nevada, USA, having its registered office at 123 W. Nye Lane, Suite 129, Carson City, NV 89706, U.S.A. (the "Company") and Stefanos Batzakis, resident of 8, Plastira st., Ampelokipoi 56121, Thessaloniki, Greece, holder of the Identity Card No. holder of the Identity Card No. AB 716664, issued on 20/12/2006 by the P.D. of Ampelokipoi (the "Consultant").
RECITALS
1.	The Company wishes to assure itself of the services of the Consultant for the period provided in this Agreement.
2.	The Consultant is willing to provide services to the Company in accordance with and under the terms and conditions set forth in this Agreement.
OPERATIVE PROVISIONS
In consideration of the above recitals, which are incorporated into and constitute a material part of the operative provisions of this Agreement, and of the promises, covenants and conditions stated herein, the Company and the Consultant hereby agree as follows:
1. POSITION AND RESPONSIBILITIES

1.1 During the period of this Agreement, the Consultant agrees to personally and exclusively provide services as IT Solutions Manager for the Company and the Company's wholly-owned subsidiaries as required (collectively referred to as "the Companies"). The Consultant shall render such services to the Companies, and shall have such responsibilities, duties and authority, as may from time to time be assigned to the Consultant by the Companies' Boards of Directors ("the Board"), and will devote all such time and activity as will be required diligently to satisfy such responsibilities, which shall be conducted at the offices of the Consultant and such other places as deemed effective by the Board. It is expressly understood and agreed between the parties to this Agreement that the Consultant shall provide services exclusively to the Company. Any involvement with another Company which shall be in the business of prosthetics, orthotics, diabetics and rehabilitation clinics and technology shall be deemed to be in direct competition with the Company.

2. TERM

2.1 The period of the Consultant's services under this Agreement shall be deemed to have commenced on the Effective Date and shall continue for a period of one (1) year thereafter (the "Term") ending on August 31, 2018 (the "Termination Date"), and may be extended for such term as may be mutually agreed in writing between the parties.
3. COMPENSATION BENEFITS AND REIMBURSEMENT

3.1 The Consultant shall receive compensation in the form of stock, namely five hundred thousand (500,000) common shares to be issued upon signing of this Agreement (the "Consultant's Remuneration").
3.2 The Company shall pay or reimburse the Consultant for all reasonable travel, and other reasonable expenses incurred by the Consultant in performance of the Consultant's obligations under this Agreement, provided that all long-distance travel and other extraordinary expenses are approved by the Company prior to incurrence of the same.
3.3 The Consultant shall be entitled to participate in the Company's incentive stock option plans, if any, and to receive stock awards and other incentives, which shall be agreed between the Consultant and the Company. The Consultant shall also be entitled to participate in any health, medical and dental plans which the Company may implement during the Term or the extension hereof.
3.4 The issuance and sale of the Compensation Shares to The Consultant will be made in reliance on an exemption from the registration requirements contained in Regulation S promulgated under the Securities Act of 1933, as amended (the "1933 Act").  The Company reserves the right to request from The Consultant any additional certificates or representations required to establish an exemption from applicable securities legislation prior to the issuance of any Compensation Shares.
The certificates representing the Compensation Shares to be issued to The Consultant will be affixed with the following legends describing such restrictions:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.
The Consultant represents and warrants that at the time of entry into this Agreement and on the date of the issuance of any Compensation Shares that:
• The Consultant understands and agrees none of the Compensation Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and foreign securities laws;

• The Consultant is not a U.S. Person (as such term is defined in Regulation S of the 1933 Act) and is not acquiring the Compensation Shares for the account or benefit of, directly or indirectly, any U.S. Person and is outside the United States when receiving and executing this Agreement;
• The Consultant understands and agrees that offers and sales of any of the Compensation Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and federal securities laws;
• The Consultant acknowledges that it has not acquired the Compensation Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Compensation Shares; provided, however, that The Consultant may sell or otherwise dispose of any of the Compensation Shares pursuant to registration of any of the Compensation Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein; and
• hedging transactions involving the Compensation Shares may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable.

4. TERMINATION

4.1 This Agreement may be terminated prior to the Termination Date only under the following circumstances:
(a) Notice. The Company may terminate this Agreement upon thirty (30) days prior written notice delivered to Consultant. Upon such termination the Consultant is entitled to the remuneration and any other benefits, and any other reasonable accrued expenses which may have incurred on behalf of the Company, due to the Consultant up to and including the date of termination.
(b) Death. The Consultant's services hereunder shall terminate upon his death.
(c) Cause. Either party shall have the right to terminate this Agreement effective immediately for cause. "Termination for Cause" for the Company shall mean termination because of Consultant's material failure or willful neglect to perform Consultant's stated duties herein, or failure to cure such material failure or willful neglect within ten (10) days after delivery of written notice specifying the alleged material failure or willful neglect, conviction of a felony, or any other willful or material breach of this Agreement. For purposes of this Article, no act, or the failure to act, on Consultant's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates. "Termination for Cause" for the Consultant shall mean termination because of the Company's material failure to abide by the terms of this Agreement.

(d) Termination by the Consultant. The Consultant may terminate this Agreement hereunder for Good Reason. For purposes of this Agreement, a "Good Reason" shall mean (A) the breach by the Company in any material respect of any material provision of this Agreement (including, but not limited to, the provisions of Sections 3) which breach has not been cured within ten (10) days after delivery of notice of such noncompliance that has been given by the Consultant to the Company, or (B) any purported termination of Consultant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6.1 hereof (and for purposes of this Agreement no such purported termination shall be effective).

(e) Disability. If, as a result of the Consultant's inability to perform substantially all of his duties hereunder by reason of a physical or mental disability or infirmity (i) for a continuous period of fifteen (15) calendar days or (ii) at such earlier time as Consultant submits satisfactory medical evidence that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for fifteen (15) calendar days or longer (a "Disability"), the Company may terminate this Agreement. The date of such Disability shall be the last day of such fifteen (15) calendar days period, or the day on which Consultant submits such satisfactory medical evidence, as the case may be.
4.2 The termination of the Consultant's engagement under this Agreement for any reason whatsoever shall not affect by any means the confidentiality obligations of the Consultant under Section 6 of this Agreement, which obligation shall continue in force and survive such termination.
4.3 Upon any termination of this Agreement, including expiration of the Term without extension, the Consultant shall, unless otherwise requested by the Company, return to the Company, promptly upon the Company's written request therefore, any equipment, documents, photographs, all books of account, records, reports and any other property containing Confidential Information which were received by Consultant pursuant hereto without retaining copies thereof.
5. NOTICE

5.1 Notice of Termination. Any purported termination of this Agreement by the Company or by the Consultant (other than termination pursuant to subsection (b) of Section 4.1 of this Agreement shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated.
5.2 Date of Termination.  "Date of Termination" shall mean (i) if this Agreement is terminated by the death of Consultant, the date of his death, (ii) if this Agreement is terminated pursuant to subsection (e) of Section 4.2 above, the date of disability referred to in said subsection, and (iii) if this Agreement is terminated pursuant to subsections (a), (c) or (d) of Section 4.1 above, the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).
6. CONFIDENTIALITY

Concurrent with the execution of this Agreement, the parties entered into a Confidentiality Agreement dated September 1, 2017. The obligations set forth under such Confidentiality Agreement shall be deemed to be obligations of Consultant under this Agreement.  Failure to abide by the terms of the Confidentiality Agreement shall be deemed to constitute Cause under Subsection 4.1(b) above.

7. EFFECT ON PRIOR AGREEMENTS

This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between Company and Consultant, except for the Confidentiality Agreement referred to in Section 6 above.
8. MODIFICATION AND WAIVER

 8.1 This Agreement shall not be modified or amended except by an instrument in writing signed by the parties hereto.
8.2    No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each written waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.
9. SEVERABILITY

If, for any reason whatsoever, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent (consistent with law) continue in full force and effect.
10. HEADINGS FOR REFERENCE ONLY

The headings of articles and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
11. GOVERNING LAW

This Agreement shall be governed by and be construed under the laws of the State of Nevada without regard to the choice of law principles of that state. In the event of any dispute between the parties with respect to this Agreement or the performance of the parties' obligations thereunder, such dispute shall be instituted and prosecuted in the courts of Nevada and the parties hereby consent to the jurisdiction of such courts, and waive any disputes they may have to a change of venue.
12. NOTICES

Any notice or other communication required or which may be given hereunder shall be in writing and shall be hand delivered, telegraphed, telexed, or transmitted by facsimile, or sent by certified, registered or express mail, or postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent/transmitted by facsimile, or if mailed, two (2) days after the date of mailing, addressed as follows:
If to Company:                      HCi Viocare
Contact – Elli Kafkia
Tel.:+30 211 012 30 53-4
E-mail: elli.kafkia@hciviocare.com
2A Kolokotroni st.
P. Faliro, 17563
Greece
If to Consultant:                   Stefanos Batzakis
Tel. +30 2315 501250
Mob. +30-6909058295
E-mail: batzakis@hotmail.com
8, Plastira st.
Ampelokipoi 56121
Thessaloniki
Greece

13. ARBITRATION OF DISPUTES

a. Arbitration. All Arbitration Claims (defined below) between the parties shall be resolved by submission to final and binding arbitration at the Las Vegas, Nevada offices of the American Arbitration Association ("AAA"). The parties may agree on a retired judge from the AAA panel. If they are unable to agree, an arbitrator shall be selected in accordance with the rules and procedures of the AAA. The parties agree that arbitration must be initiated within sixty (60) days after a party delivers a notice of intention to arbitrate pursuant to Subsection 14(b)) below.
b. Initiation of Arbitration: Submission Agreement. Any party to this Agreement may initiate arbitration of a dispute subject to this Paragraph, by sending written notice of an intention to arbitrate by registered or certified mail to all other parties and to the AAA. The notice shall contain a description of the Arbitration Claim(s) asserted by the party, the amount involved and the remedy sought. In the event a demand for arbitration is made by any party to this Agreement, the parties agree to execute a Submission Agreement provided by the AAA, in a form customarily used by the AAA, setting forth (i) the rights of the parties if the matter is arbitrated and (ii) the rules and procedures to be followed at the arbitration hearing. Notwithstanding anything to the contrary contained in this Agreement, each party shall bear its own legal, consulting and expert witness fees in connection with any arbitration proceeding under this Paragraph.
c. One-Year To Initiate Arbitration Claim. The parties agree that arbitration must be initiated within one (1) year after the occurrence of the events on which any Arbitration Claim is based, and a party's failure to initiate arbitration within such one-year period constitutes an absolute bar to the institution of any new proceedings the institution of any new arbitration proceedings relating to those events.
d. "Arbitration Claim" Defined. For purposes of this Agreement, "Arbitration Claim" shall mean any contract, tort, statutory or other claim, demand, cause of action, or dispute asserted by any party to this Agreement against any other party to this Agreement, arising out of or related to (i) this Agreement or any modification, amendment or supplement thereof, or (ii) the relationship between the parties as created hereunder.
c. Intent of the Parties - Adequate Consideration. By this provision, it is the intent of the parties to establish procedures to accomplish the informal and inexpensive resolution of any Arbitration Claim between the parties without resort to litigation. The parties agree that their mutual, binding promises to arbitrate any Arbitration Claim between them represents valuable and adequate consideration for the enforceability of this provision.
NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE WAIVING YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED OR PROVIDED FOR IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER NEVADA LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
WE HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO SUBMIT ANY DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

Company's Initials:	Consultant's Initials:

15. ASSIGNMENT

This Agreement shall be binding upon, and shall inure to the benefit of, the parties, and their respective successors, assigns, heirs and representatives. Notwithstanding the foregoing, however, Consultant may not assign any of Consultant's, or delegate any of Consultant's duties hereunder. The Company may assign this Agreement upon notice to Consultant without securing Consultant's prior written consent in connection with any sale of substantially all of the Company's assets or if the Company merges into or consolidates with another business entity.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement to be effective on and as of the Effective Date stated herein above.

The "COMPANY"	The "CONSULTANT"

/s/Sotirios Leontaritis	/s/Stefanos Batzakis
Sotirios Leontaritis	Stefanos Batzakis
President & CEO